                                  EXHIBIT 11.1

                            CALCULATION OF BASIC AND
                           DILUTED EARNINGS PER SHARE


BASIC EARNINGS PER SHARE

                                                                  Three Months                               Nine Months
                                                                  Ended June 30                             Ended June 30
                                                               --------------------                       -----------------
                                                              1998              1997                      1998         1997
                                                              ----              ----                      ----         ----
Net income                                                    $ 8,367        $ 2,930                    $18,637       $ 7,750

Weighted average number of
 shares outstanding                                            18,189         10,687                     15,544         9,627

Net income per common share - basic                          $    .46         $  .27                    $  1.20       $   .81
                                                             ========         ======                    ========      =======


DILUTED EARNINGS PER SHARE

Net income                                                    $ 8,367        $ 2,930                     $18,637      $ 7,750

Weighted average number of shares                              18,189         10,687                      15,544        9,627

Dilutive effect of outstanding options
  and warrants (as determined by the
  application of the treasury stock method)                      605           3,220                         543        3,083
                                                            --------          ------                     -------      -------
                                                              18,794          13,907                      16,087       12,710

Net income per common share -  diluted                     $     .45         $   .21                     $  1.16      $   .61
                                                           =========         =======                     =======      =======
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